NOTICE OF GUARANTEED DELIVERY

                           H&Q HEALTHCARE INVESTORS

                       Non-Transferable Rights Offering

                    TO BE DELIVERED PRIOR TO MARCH 5, 1997
                        5:00 P.M., NEW YORK CITY TIME

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As set forth in the Prospectus under "The Offer-Payment for Shares," this form or a substantially equivalent form may be used by a New York Stock Exchange ("NYSE") or National Association of Securities Dealers, Inc. ("NASD") member or by a bank or trust company with an office or correspondent in the U.S. as a means of effecting a subscription on behalf of a shareholder pursuant to the rights offering (the "Offer") of shares of beneficial interest of H&Q Healthcare Investors. The form may be delivered by hand or sent by facsimile transmission, express mail or overnight courier or first class mail to the Subscription Agent prior to 5:00 p.m., New York City time, on Wednesday, March 5, 1997 (the "Expiration Date"). If sent by facsimile, the original executed form must also be sent promptly thereafter by hand or mail delivery.

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        The Subscription Agent is State Street Bank and Trust Company.
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BY EXPRESS MAIL OR         BY FIRST CLASS MAIL:         BY HAND DELIVERY TO:
OVERNIGHT COURIER:         H&Q Healthcare Investors     H&Q Healthcare Investors
H&Q Healthcare Investors   c/o State Street Bank and    c/o State Street Bank
c/o State Street Bank       Trust Co.                   and Trust Co.
and Trust Co.              P.O. Box 9061                225 Franklin Street,
2 Heritage Drive           Boston, MA 02205             Concourse Level
North Quincy, MA 02171                                  Boston, MA 02110
Attn: Corp. Reorg.
                                                        or
                                                        H&Q Healthcare Investors
BY FACSIMILE:                                           c/o State Street Bank
(617) 794-6399                                          and Trust Co.
                                                        61 Broadway, Concourse
FACSIMILE DELIVERY MAY BE                               Level
CONFIRMED BY TELEPHONE TO:                              New York, NY 10006
(617) 794-6333


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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This notice specifies the number of shares subscribed for under both the Primary Subscription and the Over- Subscription Privilege, and guarantees payment for all subscribed shares and delivery of confirmed exercise instructions electronically or by a form of the enclosed Beneficial Owner Certificate, no later than the close of business on Monday, March 10, 1997. Failure to deliver such exercise instructions and payment will result in a shareholder's forfeiture of the Rights. In the event the final Subscription Price exceeds the Estimated Subscription Price, an invoice for any additional amounts due will be sent by Tuesday, March 18, 1997 (the "Confirmation Date"). Payment for such additional amounts, if any, must be made by Friday, April 4, 1997. In the event the final Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising shareholders.

Any questions regarding this form or the Offer may be directed to the Information Agent, Shareholder Communications Corporation, at
(800) 733-8481, extension 352.

                        NOTICE OF GUARANTEED DELIVERY

Guarantee

The undersigned, a member firm of the NYSE or the NASD or a bank or trust company having an office or correspondent in the U.S., guarantees delivery to the Subscription Agent of (a) payment of the Estimated Subscription Price of $ per share for the total number of Shares subscribed for pursuant to the Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as indicated herein, together with confirmed exercise instructions by the close of business on March 10, 1997, and (b) payment of any additional invoice amounts, as described above, by the close of business on April 4, 1997.


Broker Assigned Control Number

Please assign a unique control number to each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Broker Assigned Control Number _________

 1. Primary Subscription   Number of Rights      Number of Primary Shares          Payment amount based on
                           to be exercised:      requested for which you are       estimated Subscription
                                                 guaranteeing delivery of Rights   Price of $   per share.
                                                 and payment:

                          ------------------     ------------- x $ ------------    $-----------------
                                                 (Rights / 3  Ignore fractions)

2. Over-Subscription                             Number of Over-Subscription       Payment amount based on
   Privilege                                     Shares requested for which you    Estimated Subscription
                                                 are guaranteeing payment:         Price of $   per share.

                                                 ------------- x $ ------------    $-----------------

3. Totals                                        Total Number of Rights            Total Payment:
                                                 Subscribed For:

                                                 ------------- x $ ------------    $-----------------

Method of Delivery (Check one)

[ ] Through DTC     [ ] Directly to State Street Bank and Trust Company, as
                        Subscription Agent

If providing for guaranteed delivery on behalf of a registered shareholder(s), please list the control number(s) below.


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         Name of Firm            Officer/Authorized Signature

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    DTC Participant Number                  Title

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            Address              Name (Please Type or Print)

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      City State Zip Code       Phone Number Facsimile Number

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         Contact Name                        Date